UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2015

JETPAY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35170	90-0632274
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1175 Lancaster Avenue, Suite 200, Berwyn, PA 19312

(Address of Principal Executive Offices) (Zip Code)

(484) 324-7980

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Loan and Security Agreement

On May 6, 2015, AD Computer Corporation (“ADC”) and Payroll Tax Filing Services, Inc. (“PTFS”) , as borrowers, and JetPay Corporation (the “Company”), ACI Merchant Systems, LLC (“ACI”) and JetPay, LLC, collectively as loan parties, entered into a First Amendment and Joinder Agreement to the Loan and Security Agreement dated December 28, 2012 and a Revolving Credit Note (the “Note”) dated May 6, 2015 with Metro Bank, as the lender. The Note provides a $1.0 million revolving credit facility that matures on May 6, 2017 and that accrues interest at the rate of the Wall Street Journal Prime rate plus 1.00%, with a floor of 4.25%.

The Note is guaranteed by the borrowers and loan parties and is secured by all assets of ADC, PTFS, and ACI, a pledge by the Company of its ownership interest in ADC and ACI, as well as a $1.0 million negative pledge on the stock of JetPay, LLC. Pursuant to the First Amendment and Joinder Agreement, the existing Loan and Security Agreement dated December 28, 2012 between ADC, PTFS, JetPay Corporation and Metro Bank was amended and restated as set forth on Exhibit A to the First Amendment and Joinder Agreement. The amended and restated Loan and Security Agreement contains affirmative and negative covenants, including limitations on the incurrence of indebtedness, liens, transactions with affiliates and other customary restrictions for loans of this type and size. Certain of these affirmative and negative covenants encompass JetPay, LLC under a negative pledge obligation should the stock of JetPay, LLC be subject to a lien by a third party.

The borrowers are subject to financial covenants related to their debt coverage ratio and total leverage ratio during the term of the amended and restated Loan and Security Agreement and the Note is subject to mandatory prepayments upon certain asset sales, casualty events, and incurrence of indebtedness and issuance of capital stock.

On May 6, 2015, the proceeds of the $1.0 million Note, along with $650,000 of current cash and cash equivalents, were used to partially fund a $2.0 million deferred consideration liability due to the stockholders of ADC.

The foregoing descriptions of the First Amendment and Joinder Agreement to the Loan and Security Agreement and the related Exhibit A amended and restated Loan and Security Agreement dated December 28, 2012, and the Note do not purport to be complete and are qualified in their entireties by reference to the First Amendment and Joinder Agreement to the Loan and Security Agreement and the Note attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.

Unsecured Promissory Note

On May 6, 2015, the Company issued an Unsecured Promissory Note to C. Nicholas Antich, Chief Executive Officer and President of ADC, and Carol A. Antich in the amount of $350,000 to satisfy the remaining balance of the $2.0 million deferred consideration. The promissory note bears interest at an annual rate of 4% and matures on May 6, 2017, payable in two equal installments of $175,000 on May 6, 2016 and 2017. The promissory note was approved upon resolution and review by the Company’s Audit Committee of the terms of the promissory note to ensure that such terms were no less favorable to the Company than those that would be available with respect to such transactions from unaffiliated third parties.

The foregoing description of the Unsecured Promissory Note does not purport to be complete and is qualified in its entirety by reference to the Unsecured Promissory Note attached hereto as Exhibit 10.3 and incorporated by reference herein.

First Amendment to Loan and Security Agreement

On May 6, 2015, ACI, entered into a First Amendment to Loan and Security Agreement dated November 7, 2014 (the “Loan Agreement”) with Metro Bank as the lender for a term loan with a principal amount of $7.5 million. The amendment modifies the minimum EBITDA financial covenant in the Loan Agreement for each fiscal quarter in 2015. All other terms and conditions in the Loan Agreement remain unchanged.

The foregoing description of the First Amendment to the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the First Amendment to the Loan Agreement attached hereto as Exhibit 10.4 and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 under the headings “Loan and Security Agreement”, “Unsecured Promissory Note” and “First Amendment to Loan and Security Agreement” are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

10.1	First Amendment and Joinder Agreement dated May 6, 2015, by and between ADC, PTFS, JetPay Corporation, ACI, JetPay, LLC, and Metro Bank.

10.2	Revolving Credit Note dated May 6, 2015, by and between ADC, PTFS, and Metro Bank.

10.3	Unsecured Promissory Note dated May 6, 2015, made by JetPay Corporation in favor of C. Nicholas Antich and Carol A. Antich.

10.4	First Amendment to ACI Loan and Security Agreement dated May 6, 2015, by and between ACI and Metro Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2015
JETPAY CORPORATION

	By:	/s/ Gregory M. Krzemien
Name: Gregory M. Krzemien
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment and Joinder Agreement dated May 6, 2015, by and between ADC, PTFS, JetPay Corporation, ACI, JetPay, LLC, and Metro Bank.

10.2	Revolving Credit Note dated May 6, 2015, by and between ADC, PTFS, and Metro Bank.

10.3	Unsecured Promissory Note dated May 6, 2015, made by JetPay Corporation in favor of C. Nicholas Antich and Carol A. Antich.

10.4	First Amendment to ACI Loan and Security Agreement dated May 6, 2015, by and between ACI and Metro Bank.